UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2007

INTERDENT SERVICE
CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 333-124080

Washington	91-1577891
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

222 No. Sepulveda Blvd., Suite 740,
El Segundo, CA	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 765-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.03              MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On March 15, 2007, InterDent Service Corporation (the “Company”) received consents from holders of at least a majority of the outstanding principal amount of its 10¾% Senior Secured Notes due 2011 (the “Notes”) approving and adopting the First Supplemental Indenture (the “Supplemental Indenture”) amending the Indenture, dated as of December 15, 2004, by and among the Company, IDI Acquisition Corp., InterDent, Inc., as guarantor (the “Guarantor”), and Wells Fargo Bank, National Association, as trustee and collateral agent (the “Trustee”), with respect to the Notes.

The Supplemental Indenture amends the Indenture to eliminate the requirement that the Company file reports with the Securities and Exchange Commission.  In lieu thereof, the Company has agreed to provide quarterly and annual financial statements, together with a Management’s Discussion and Analysis of Financial Conditions, to the holders of its Notes.  As a consequence of the adoption of the Supplemental Indenture, the Company intends to file a Form 15 with the Securities and Exchange Commission in order to terminate its duty to file reports under Section 15(d) of the Securities Exchange Act of 1934.  The Company is qualified to deregister because it has substantially fewer than 300 holders of its Notes.

Additionally, the Supplemental Indenture amends the Indenture to restrict certain payments by the Company.  Specifically, subject to certain exceptions, the Indenture currently restricts the Company from paying dividends and making other restricted payments.  One of the exceptions to the foregoing restriction permits the Company to make restricted payments in an aggregate amount not to exceed $2.5 million from and after December 15, 2004, the date of the Indenture, so long as no default or event of default shall have occurred and be continuing.  The Supplemental Indenture amends this exception to prohibit the Company from paying dividends and making other restricted payments under such exception for a period of two years following the effectiveness of the Supplemental Indenture.

In connection with the approval and adoption of the Supplemental Indenture, the Company will pay to each holder of its Notes a one-time fee of one-half of one percent (0.5%) of the outstanding principal amount of the Notes held by such holder.  The Supplemental Indenture will become effective following its execution by the Company, the Guarantor and the Trustee.

                On March 16, 2007, the Company issued a press release announcing the foregoing matters, a copy of which is filed herewith as Exhibit 99.1.  The foregoing description of the material terms of the Supplemental Indenture is qualified by reference to the Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1.

ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description of Exhibit
4.1	First Supplemental Indenture by and among the Company, Guarantor and Trustee

99.1	Press Release issued by the Company on March 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDENT SERVICE CORPORATION

DATED: March 16, 2007	By:	/s/ Robert Hill
Robert Hill, Chief Financial Officer